Exhibit 99.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Robert E. Farnham, the Senior Vice President and Chief Financial Officer of Health Management Associates, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Health Management Associates, Inc.

/s/ Robert E. Farnham Robert E. Farnham Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: February 12, 2003